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Exhibit 10.45

SIXTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT	Wells Fargo Retail Finance II, LLC
769139.5

Execution Date: April 28, 2003
Effective Date: April 28, 2003

        THIS SIXTH AMENDMENT is made to the September 24, 2001 Loan and Security Agreement (the "Loan Agreement"), as amended by a certain First Amendment dated October 29, 2001, a certain Second Amendment dated October 21, 2002, a certain Third Amendment dated as of November 30, 2002, a certain Fourth Amendment dated February 7, 2003, and a certain Fifth Amendment dated February 24, 2003 between

          Wells Fargo Retail Finance II, LLC (referred to therein as the "Lender"), a Delaware limited liability company, as assignee of Wells Fargo Retail Finance, LLC, with offices at One Boston Place—18th Floor, Boston, Massachusetts 02108,

          and

          dELiA*s Corp. (referred to therein in such capacity, as the "Lead Borrower"), a Delaware corporation with its principal executive offices at 435 Hudson Street, New York, New York 10014, as agent for the following (referred to therein individually, as a "Borrower" and collectively, the "Borrowers"):

      dELiA*s Corp.,
      dELiA*s Operating Company,
      dELiA*s Distribution Company,
      dELiA*s Retail Company,

  each a Delaware corporation with its principal executive offices at 435 Hudson Street, New York, New York 10014,

in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

  PART 1.    AMENDMENT OF THE LOAN AGREEMENT.

        From and after the execution of this Amendment, as of the Effective Date, the Loan Agreement is amended as follows:

New Definitions

1.
The following definitions are hereby inserted in their appropriate alphabetical order:

        "Accounts Receivable Activation Date:" The first Business Day after completion of each and all of the following to the satisfaction, where applicable, of the Lender in the Lender's sole and exclusive discretion:

          (i)    Receipt by the Lender of written notice from the Borrower that the Borrower has requested that Accounts Receivable be included in the Borrowing Base;

          (ii)   Completion by the Lender of a field audit and examination of the Borrower's books and records with respect to its Accounts Receivable addressing such matters as historic dilution, cyclical patterns, and such other matters affecting creditworthiness as the Lender may determine;

          (iii)  The establishment by the Lender of the appropriate applicable reserves against Accounts Receivable in such amounts as the Lender may determine; and

          (iv)  Notification in writing by the Lender to the Borrower that Eligible Credit Card Receivables will be included in the Borrowing Base.

        "Availability Block: A permanent "Availability Block" (so-called) in an amount equal to the lesser of: (i) 10% of the Borrowing Base, at any time, or (ii) $1,500,000.00. Upon completion of the next appraisal of Inventory (contemplated to be on or before June 30, 2003), and so long as the appraisal does not indicate a decline in value of 4 points or more from the average contained in the December, 2002 appraisal, then the figure "$1,500,000.00" shall be reduced to $750,000.00.

        "Credit Card Advance Rate": 80%

        "Eligible Credit Card Receivables": Under 4 business day accounts due on a non-recourse basis from major credit card processors (which, if due on account of a private label credit card program, are deemed in the discretion of the Lender to be eligible).

Amended Definitions

2.
The following definitions are hereby amended as follows:

(a)
Availability. The definition of Availability is hereby deleted and the following is inserted in its place:

            "Availability": The result of the following:

      (i)
      The lesser of

      (A)
      The Credit Limit or

      (B)
      The Borrowing Base

            Minus

      (ii)
      The aggregate unpaid balance of the Loan Account.

            Minus

      (iii)
      The aggregate undrawn Stated Amount of all then outstanding L/C's.

            Minus

      (iv)
      The aggregate of the Availability Reserves.

            Minus

      (v)
      The Availability Block.

  (b)
  Borrowing Base. The definition of Borrowing Base is hereby deleted, and the following is inserted in its place:

            "Borrowing Base": The aggregate of the following:

      (i)
      The result of the lesser of (a) or (b):

      (a)
      The product of the Cost of Eligible Inventory (net of Inventory Reserves) multiplied by the Standard Inventory Advance Rate.

      and

      (b)
      The product of (i) the NRLV Percentage, times (ii) 85% during December 1 through June 15 each year, or 90% during June 16 through November 30 each year, times (iii) the Cost of Eligible Inventory (net of Inventory Reserves).

      plus, (but only after the Accounts Receivable Activation date),

      (ii)
      The lesser of:

      (x)
      $3,000,000.00, or

        (y)
        The face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate.

  (c)
  Credit Limit. The definition of Credit Limit hereby deleted, and the following is inserted in its place:

            "Credit Limit": $20,000,000.00; however, the Borrower may request an increase to the Credit Limit by $5,000,000.00 to $25,000,000.00 by providing written notice to the Lender of the Borrower's request at any time on or before October 31, 2004. Upon receipt of such notice from the Borrower, and so long as the Borrower is not then InDefault and/or no Event of Default has theretofore occurred, the Lender will determine, in its sole and exclusive discretion, whether an increase in the Credit Limit shall be implemented and, if so, the terms and conditions on which the increase shall be conditioned. In the event that the Lender is unwilling to increase the Credit Limit, or if the Borrower and the Lender are unable to agree upon the terms and conditions for the increase, then no increase shall be effected, and the Credit Limit shall remain at $20,000,000.00. Upon the implementation of the increase to the Credit Limit to $25,000,000.00, the Borrowers shall pay to the Lender an incremental origination fee in the amount of $10,000.00.

  (d)
  Eurodollar Margin. The definition of Eurodollar Margin is hereby deleted, and the following is inserted in its place:

            "Eurodollar Margin": 250 basis points.

  (e)
  Eurodollar Rate. The definition of Eurodollar Rate is hereby amended by inserting the following at the end thereof:

            In no event shall the Eurodollar Rate ever be less than 4.25% per annum.

  (f)
  Maturity Date. The definition of Maturity Date is hereby deleted and the following is inserted in its place:

            "Maturity Date:" April 28, 2006.

  (g)
  NRLV Percentage. The definition of NRLV Percentage is hereby deleted and the following is inserted in its place:

            "NRLV Percentage": The percentage of the Cost value of the Borrowers' Eligible Inventory that is estimated to be recoverable in an orderly liquidation of such Eligible Inventory, net of liquidation expenses, as determined from time to time by the Lender in its reasonable discretion based upon the most recent appraisal obtained by the Lender.

  (h)
  Standard Inventory Advance Rate. The definition of Standard Inventory Advance Rate is hereby deleted and the following is inserted in its place:

            "Standard Inventory Advance Rate": 73%, or such greater or lesser percentage as the Lender may determine from time to time, in the Lender's reasonable and exclusive discretion, based upon the most recent appraisal of the Borrowers' Inventory.

  (i)
  Standard Reference Rate. The definition of Standard Reference Rate is hereby deleted and the following is inserted in its place:

            "Standard Reference Rate": The aggregate of the Reference Rate plus 25 basis points per annum, but in no event less than 4.25% per annum.

Business Terms

3.
The following terms and conditions are amended as set forth below:

(a)
Eurodollar Loans. As provided in the Third Amendment, the option of the Borrower to elect to designate a Revolving Credit Loan as a Eurodollar Loan was terminated. The ability of the Borrower to so designate a Revolving Credit Loan as a Eurodollar Loan is hereby reinstated. From and after the Effective Date, all terms and conditions in the Loan Agreement with respect to the making of Eurodollar Loans are hereby reinstated.

(b)
Inventory Reserves. As of the Effective Date, the following Inventory Reserves shall be implemented in the corresponding amounts:

(i)
Shrink: In an amount to be determined by the Lender from time to time, but in no event less than $50,000.00 at any time.

(ii)
Borrower's Codes:
961—Delia's Outlet Liquidations	$227,490
962—Delia's Premier Liquidations	$684,048
971—Delia's Outlet RTV	$2,858
972—Delia's Premier RTV	$64,037
981—Delia's Premier Damages	$173,824
982—Delia's Outlet Damages	$0.00
991—Outlet Discrepancy Store	$0.00
992—Premier Discrepancy Store	$3,503
998—Dummy Store	$0.00
000—Distribution Warehouse	$0.00
010—Event Sale Warehouse	$0.00

        The Lender reserves its right as set forth under the Loan Agreement to increase the amounts of the foregoing Reserves, or to establish additional Reserves, in the Lender's sole and exclusive discretion. Any such increase to an existing Reserve or establishment of a new Reserve shall take effect upon the next Business Day after receipt by the borrower of written notice thereof from the Lender.

  (c)
  Availability Reserves. As of the Effective Date, the following Availability Reserves shall be implemented in the corresponding amounts:

(i)	Customer Credit Liabilities:	In the amount of 50% of the outstanding retail and 50% of the outstanding catalog liabilities outstanding for 365 days or fewer.
(ii)	Documentary L/C's:
In an amount equal to the aggregate of (i) 50% of the then outstanding face amount of all such L/C's that have been open for fewer than 46 days, and (ii) 100% of the then outstanding face amount of all such L/C's that have been open for greater than 45 days, as shown on the daily Borrowing Base Certificate.
(iii)	Self-funded insurance:	In an amount equal to the aggregate sum of all amounts paid over the past three months.
(iv)	Rent, in landlord lien states:	In an amount equal to one month's rent for all stores located in the states of Pennsylvania, Virginia, or Washington.
(v)	Rent, where liens have been granted to landlords:	In an amount equal to one month's rent for all applicable locations.
(vi)	Past due rent and common area maintenance charges:	An amount equal to 100% of the applicable amounts.
(vii)	Sales tax:	An amount equal to 100% of the applicable amounts.

        The Lender reserves its right as set forth under the Loan Agreement to increase the amounts of the foregoing Reserves, or to establish additional Reserves, in the Lender's sole and exclusive discretion. Any such increase to an existing Reserve or establishment of a new Reserve shall take effect upon the next Business Day after receipt by the borrower of written notice thereof from the Lender.

  (d)
  Financial Reporting. In addition to any other financial reporting required to be submitted by the Borrowers under the Loan Agreement, the Borrowers shall submit to the Lender daily, via telecopier at or before 1:00 P.M., a Borrowing Base Certificate. Inventory designated thereon shall be brought forward and updated no less frequently than once each week, and on each day at any time that Availability is equal to or less than $2,000,000.00.

  (e)
  Financial Performance Covenants. Until the maturity Date, the Borrowers shall comply with the following financial performance covenants:

  (i)
  Inventory Level. The Borrowers shall at all times, tested monthly as of the end of each calendar month, maintain Eligible Inventory in aggregate amounts (measured at Cost on a rolling two-month average basis) not (A) less than the greater of (i) 80% of the amounts shown on the Business Plan, or (ii) the specified amounts shown on Exhibit "A", annexed hereto, nor (B) greater than the lesser of (i) 120% of the amounts shown on the Business Plan, or (ii) the specified amounts shown on Exhibit "A", annexed hereto, during the corresponding period.

  (ii)
  Revenue. The Borrowers shall at all times, tested monthly as of the end of each calendar month on a cumulative year-to-date basis (commencing with the fiscal month end of

      April, 2003), achieve revenue in amounts not less than 85% of the amounts projected in the Business Plan, as shown on Exhibit "A", annexed hereto(1).

(1)
Commencing with the fiscal month end April, 2004, this covenant shall be tested on a trailing 12 month cumulative basis.

  (iii)
  Gross Profit Margin. The Borrowers shall at all times, tested monthly as of the end of each calendar month on a cumulative year-to-date basis (commencing with the fiscal month end of April, 2003), achieve gross profit margins in amounts not less than 85% of the amounts projected in the Business Plan, as shown on Exhibit "A", annexed hereto(2).

(2)
Commencing with the fiscal month end April, 2004, this covenant shall be tested on a trailing 12 month cumulative basis.

  (iv)
  Capital Expenditures. The Borrowers shall not permit their capital expenditures to exceed $500,000.00 in the aggregate during the fiscal year ending on or about January 31, 2004. Thereafter, the Lender and the Borrowers shall endeavor to agree upon mutually acceptable extensions of the capital expenditure covenant. In the event that the Lender and the Borrower are unable to agree, then the Lender may, in the exercise of its good faith business judgment, but in its sole and exclusive discretion nonetheless, establish the capital expenditure covenant for future periods.

(f)
Fees.

(i)
Amendment and Extension Fee. In consideration of the Lender's agreement to enter into this Amendment, the Borrowers shall pay to the Lender an amendment and extension fee in the amount of $75,000.00. The amendment and extension fee shall be fully earned upon the execution of this Amendment, shall be retained by the Lender under all circumstances, and shall not be applied in reduction of any of the other Liabilities. The amendment and extension fee shall be paid (i) $37,500.00 upon the execution of this Amendment, and (ii) the balance of $37,500.00 upon the earlier of (x) demand therefor by the Lender upon the occurrence of any Event of Default, or (y) April 28, 2004.

(ii)
Anniversary Fee. The Anniversary Fee contained in Section 2-13(b) of the Loan Agreement is hereby deleted.

(iii)
Unused Line Fee. The provisions of Section 2-13(d) of the Loan Agreement are hereby deleted, and the following is inserted in their place:

  "In addition to any other fee to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Lender an Unused Line Fee of 0.375% per annum of the average difference, during the month just ended (or relevant period with respect to the payment being made on the Termination Date) between the Credit Limit and the aggregate of the unpaid principal balance of the Loan Account and the undrawn Stated Amount of L/C's outstanding during the relevant period. The Unused Line Fee shall be paid in arrears, on the first day of each month after the execution of this Amendment and on the Termination Date."

    (iv)
    Collateral Monitoring Fee. The provisions of Section 2-13(c) of the Loan Agreement are hereby deleted, and the following is inserted in their place:

              "Collateral Monitoring Fee": The Borrowers shall pay to the Lender a Collateral Monitoring Fee in the amount of $2,500.00 per month on the first day of each calender month until all Liabilities have been irrevocably paid in full.

    (v)
    Early Termination Fee: The provisions of Section 2-13(e) of the Loan Agreement are hereby deleted, and the following is inserted in their place:

    (A)
    In the event that the Termination Date occurs, for any reason, prior to the Maturity Date, the Borrower shall pay to the Lender the "Early Termination Fee" in respect of amounts which are or become payable by reason thereof equal to the following:

    (i)
    Termination Date on or before April 28, 2004, $500,000.00;

    (ii)
    Termination Date after April 28, 2004, but on or before April 28, 2005, $250,000.00; and

    (iii)
    Termination Date after April 28, 2005, $100,000.00.

    (B)
    The Lender and the Borrower agree and acknowledge that the Lender will have suffered damages on account of the early termination of the Revolving Credit and that, in view of the difficulty in ascertaining the amount of such damages, the Early Termination Fee constitutes reasonable compensation and liquidated damages to compensate the Lender on account thereof.

    (C)
    Notwithstanding the foregoing, if the Termination Date occurs as a result of a refinancing of the Liabilities by the Borrower with another commercial lender with proceeds of a credit facility containing terms and conditions which clearly and objectively afford the Borrowers greater borrowing availability on average than those provided by the Lender hereunder, then no Early Termination Fee shall be due or payable.

  PART 2.    UPDATED BUSINESS PLAN

        On or before the execution of this Amendment, the Borrowers have presented to the Lender (i) an updated 13-week cash flow projection for the succeeding 13 weeks, and (ii) a business plan dated March 13, 2003 with respect to the Borrowers' projected business operations for the succeeding 12 months (collectively, the "Business Plan"), a copy of which is annexed hereto marked Schedule 1. The Borrowers warrant and represent to the Lender that the Business Plan represents the Borrowers' good faith and reasonable estimation of the projected financial performance of the Borrowers' business for the periods set forth therein and is based upon estimates and assumptions stated therein, all of which the Borrowers believe to be reasonable and fair in light of conditions and facts known to management of the Borrowers as of the date of the preparation thereof (it being understood and acknowledged by the Lender that such financial performance as it relates to future events is not to be viewed as representations or warranties that such events will occur, and that actual results may differ from such projected financial performance).

  PART 3.    WAIVER OF DEFAULTS.

        1.     The Borrower has advised the Lender that the Borrower is in default of the Loan Agreement and the Fifth Amendment due to (i) the Borrower's failure to maintain required inventory levels, and (ii) the Borrower's failure to comply with all financial reporting requirements (collectively, the "Existing Events of Default"). The Lender hereby waives, as of the Effective Date, the Existing Events of Default.

  a.
  The waiver of the Existing Events of Default is a one-time waiver, and does not apply to any other Events of Default, whether now existing or hereafter arising, and whether with respect to those same provisions or otherwise.

  b.
  The foregoing waiver is expressly made in reliance upon the Borrower's representations and warranties contained in this Sixth Amendment.

  PART 4.    PRECONDITIONS TO EFFECTIVENESS:

        This Amendment shall not take effect unless and until each and all of the following have been consummated, all on terms and conditions acceptable to the Lender, in the Lender's sole and exclusive discretion:

        1.     Execution of this Amendment and each of the other documents, instruments, and agreements contemplated herein.

        2.     Receipt by the Lender of duly executed and issued resolutions confirming the authority of the Borrowers to enter into this Amendment.

        3.     Confirmation by the Lender of receipt from the Borrower of all reporting requirements under the Loan Agreement which were to have been delivered to the Lender on or before the Execution Date.

        4.     Receipt by the Lender of $37,500.00 constituting the first installment of the Amendment and Extension Fee.

  PART 5.    GENERAL PROVISIONS:

        1.     The Borrowers acknowledge and consent to the fact that the Loan Agreement and each of the other Loan Documents have been assigned by Wells Fargo Retail Finance, LLC to Wells Fargo Retail Finance II, LLC, and that Wells Fargo Retail Finance II, LLC is now the Lender for all purposes with respect to the Loan Agreement and each of the other Loan Documents.

        2.     The Borrowers and each Guarantor, by executing this Amendment where indicated below, hereby ratify, confirm, and reaffirm all and singular the terms and conditions of the Loan Documents. The Borrowers and Guarantors further acknowledge and agree that, except as specifically modified in this Amendment, all terms and conditions of the Loan Documents shall remain in full force and effect. Further, the Borrowers acknowledge and agree that any failure of the Borrowers to perform in accordance with the terms and conditions of this Amendment shall constitute an Event of Default under the Loan Agreement.

        3.     The Borrowers represent and warrant that there is not presently pending or threatened by or against any of the Borrowers any suit, action, proceeding, or investigation which, if determined adversely to any of the Borrowers, could reasonably be expected to have a Material Adverse Effect.

        4.     The Borrowers acknowledge and agree that there is no basis nor set of facts on which any amount (or any portion thereof) owed by the Borrowers or any Guarantor under any Loan Document could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, or defense (or other right, remedy, or basis having a similar effect) available to any of the Borrowers or to any Guarantor with regard thereto; nor is there any basis on which the terms and conditions of any of the Liabilities could be claimed to be other than as stated on the written instruments which evidence such Liabilities.

        5.     The Borrowers and each Guarantor, by executing this Amendment where indicated below, hereby acknowledge and agree that they have no offsets, defenses, claims, or counterclaims against the Lender or the Lender's officers, directors, employees, attorneys, representatives, parent, affiliates, predecessors, successors, and assigns with respect to the Liabilities or otherwise, and that if the Borrowers now have, or ever did have, any offsets, defenses, claims, or counterclaims against the Lender or the Lender's officers, directors, employees, attorneys, representatives, parent, affiliates, predecessors, successors, and assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and the Borrowers each hereby RELEASE the Lender and the

Lender's officers, directors, employees, attorneys, representatives, parent, affiliates, predecessors, successors, and assigns from any liability therefor.

        6.     The Borrowers and the Guarantors shall, from and after the execution of this Amendment, execute and deliver to the Lender whatever additional documents, instruments, and agreements that the Lender reasonably may require in order to vest or perfect the Loan Documents and the Collateral granted therein more securely in the Lender and to otherwise give effect to the terms and conditions of this Amendment

        7.     The Borrowers agree that upon the filing of any Petition for Relief by or against any one or more of the Borrowers under the United States Bankruptcy Code, the Lender shall be entitled to immediate and complete relief from the automatic stay, and the Lender shall be permitted to proceed to protect and enforce its contractual and state law rights and remedies. The Borrowers hereby expressly assent to any motion filed by the Lender seeking relief from the automatic stay. The Borrowers further hereby expressly WAIVE the protections afforded under Section 362 of the United States Bankruptcy Code with respect to the Lender.

        8.     The Borrowers shall pay on demand all reasonable costs and expenses of the Lender, including without limitation, reasonable attorneys' fees heretofore or hereafter incurred by the Lender in connection with the loan arrangement maintained with the Borrowers, the Loan Agreement and any of the other Loan Documents, or in connection with the preparation, negotiation, execution, and delivery of this Sixth Amendment. The Lender is hereby authorized to pay all those costs and expenses by making advances under the Revolving Credit from time to time, whether or not sufficient Availability exists therefor, and whether or not the Lender is otherwise making loans and advances to the Borrowers at that time.

        9.     This Amendment shall be binding upon the Borrowers and the Borrowers' respective employees, representatives, successors, and assigns, and shall inure to the benefit of the Lender and the Lender's successors and assigns. This Amendment and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between the Borrowers and the Lender, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Amendment, or any provision of any other document, instrument, or agreement between the Borrowers and the Lender shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Lender, then by a duly authorized officer thereof.

        10.   Terms used in this Sixth Amendment which are defined in the Loan Agreement are used as so defined.

        11.   This Sixth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

        12.   In connection with the interpretation of this Amendment and all other documents, instruments, and agreements incidental hereto:

          (a)   All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts and are intended to take effect as sealed instruments.

          (b)   The captions of this Amendment are for convenience purposes only, and shall not be used in construing the intent of the Lender and the Borrowers under this Amendment.

          (c)   In the event of any inconsistency between the provisions of this Amendment and any other document, instrument, or agreement entered into by and between the Lender and the Borrowers, the provisions of this Amendment shall govern and control. Where necessary, corresponding amendments shall be deemed to have been made to each of the other Loan Documents so as to make them not inconsistent with this Amendment.

          (d)   The Lender and the Borrowers have prepared this Amendment and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by the Lender and the Borrowers and shall not be construed against either the Lender or the Borrowers.

          (e)   Any determination that any provision or application of this Amendment is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Amendment.

          (f)    The Borrowers warrant and represent to the Lender that the Borrowers:

            (i)    Have read and understand all of the terms and conditions of this Amendment;

            (ii)   Intend to be bound by the terms and conditions of this Amendment;

            (iii)  Are executing this Amendment freely and voluntarily, without duress, after consultation with independent counsel of their own selection.

[Signatures follow]

[Signature Page to Sixth Amendment]

dELiA*S CORP. (" LEAD BORROWER")
By	/s/ EVAN GUILLEMIN

Title:	COO
dELiA*S CORP. dELiA*S OPERATING COMPANY dELiA*S DISTRIBUTION COMPANY dELiA*S RETAIL COMPANY "BORROWERS"
By	/s/ EVAN GUILLEMIN

Title:	CFO
WELLS FARGO RETAIL FINANCE II, LLC (" LENDER")
By	/s/ DANIEL DURKIN

Title:	Vice President

Acknowledged and Agreed: ("Guarantors")
iTurf Finance Company
By:	/s/ EVAN GUILLEMIN

Title:	CFO
dELiA*S Group, Inc.
By:	/s/ EVAN GUILLEMIN

Title:	CFO
dELiA*S Properties, Inc.
By:	/s/ EVAN GUILLEMIN

Title:	Treasurer

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  Exhibit 10.45